SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C.  20549


                                 FORM 8-K

                              CURRENT REPORT



Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934




Date of Report
(Date of earliest event reported): November 25, 1997
                                   -----------------

               Exact name of
Commission     Registrant                                 IRS Employer
File           as specified          State of             Identification
Number         in its charter        Incorporation        Number
----------     --------------        --------------       --------------

1-11439        ENOVA CORPORATION     California           33-0643023

1-3779         SAN DIEGO GAS &
               ELECTRIC COMPANY      California           95-1184800

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101 ASH STREET, SAN DIEGO, CALIFORNIA                            92101
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(Address of principal executive offices)                     (Zip Code)


                                                        (619) 696-2000
Registrant's telephone number, including area code--------------------


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   (Former name or former address, if changed since last report.)

                                   FORM 8-K

Item 5.  Other Events

     San Diego Gas & Electric (SDG&E), the principal subsidiary of Enova Corporation, has announced that its board of directors has approved plans to auction SDG&E's fossil power plants -- the South Bay plant in Chula Vista, California and the Encina plant in Carlsbad, California -- and its combustion turbines, as well as its 20-percent interest in the San Onofre Nuclear Generating Station (SONGS) south of San Clemente, California, and its portfolio of long-term power contracts. The plants (including SDG&E's share in the case of SONGS), have a net book value of $900 million ($250 million for fossil and $650 million for SONGS) and a generating capacity of 2,400 megawatts. The press release describing the announcement is attached as Exhibit 99.1.

     The decision will enable SDG&E to continue to concentrate its business on the distribution and transmission of electricity and natural gas, instead of electric generation, as California opens its electric utility industry to competition in January 1998. Any proceeds from the auction will be applied directly to SDG&E's transition costs. SDG&E plans to file with the CPUC in December 1997 for its approval of the auction plan. The sale of the plants and contracts is expected to be completed by the end of 1998.


ITEM 7.	FINANCIAL STATEMENTS AND EXHIBITS.

(c)	Exhibits.

99.1	Press release dated November 25, 1997.

                              SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                           ENOVA CORPORATION
                                                   and
                                  SAN DIEGO GAS & ELECTRIC COMPANY
                                             (Registrants)


Date: November 26, 1997	              By:       /s/ F.H. Ault
      -----------------                  -----------------------------
                                                   F.H. Ault
                                         Vice President and Controller